    As filed with the Securities and Exchange Commission on November 10, 1997

                                                     Registration No. ______

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              AMERICREDIT CORP.
             (Exact name of registrant as specified in its charter)

                   Texas                                    75-2291093
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

             200 Bailey Avenue
             Fort Worth, Texas                                76107
(Address of principal executive offices)                    (Zip Code)


         1995 OMNIBUS STOCK AND INCENTIVE PLAN FOR AMERICREDIT CORP.
                          (Full title of the plan)

                 Chris A. Choate                               Copy to:
                 General Counsel                           L. Steven Leshin
                 AmeriCredit Corp.                    Jenkens & Gilchrist, P.C.
                200 Bailey Avenue                          1445 Ross Avenue
            Fort Worth, Texas  76107                          Suite 3200
                  (817) 322-7000                          Dallas, Texas  75202
      (Name, address and telephone number
   including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                     Proposed         Proposed
 Title of                             maximum          maximum
securities         Amount to         offering         aggregate       Amount of
  to be          be registered       price per        offering      registration
registered          (1)(2)          share (3)(4)     price (3)(4)      fee (4)
--------------------------------------------------------------------------------
Common            3,000,000           $ 29.22        $ 87,648,065   $ 26,560.02
                                      -------        ------------   ------------

     (1) Additional shares reserved for issuance under the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (the "Plan").
     (2) Pursuant to Rule 416, additional shares of Common Stock issuable under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.
     (3)  Estimated solely for the purpose of calculating the registration fee.
     (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on
(i) 2,589,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options, at a price per share of $29.94, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on November 3, 1997, and (ii) the following shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at the following exercise prices:


          Number of Shares
           of Common Stock                  Exercise Price
        Reserved for Issuance                  per Share
        ---------------------               --------------
                 5,000                          $20.50
               268,500                          $22.38
               137,500                          $29.25

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *



                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The registrant hereby incorporates by reference in this Registration Statement its registration statement on Form S-8 previously filed with the Commission (File No. 333-01111), which related to the Plan.











--------------
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 8.   EXHIBITS.

     (a)  Exhibits

          The following documents are filed as a part of this Amendment No. 1 to Registration Statement.

Exhibit                  Description of Exhibit
-------                  ----------------------

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

 4.2 Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997).

4.3 Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to
     Exhibit 1 included in the Report on Form 8-K, dated August 28, 1997, filed by AmeriCredit Corp. with the Commission).

 4.4 Copy of Amendment No. 1 to the 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp.

 5.1 Opinion of Jenkens & Gilchrist, P.C.

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as
     Exhibit 5.1).

23.2 Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (see signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on November 5, 1997.

                                      AMERICREDIT CORP.



                                      By: /s/ Clifton H. Morris, Jr.
                                          ----------------------------
                                          Clifton H. Morris, Jr., Chairman of
                                          the Board and Chief Executive Officer



                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                      CAPACITY                       DATE
        ---------                      --------                       ----
                              Chairman of the Board and
/s/ Clifton H. Morris, Jr.    Chief Executive Officer           November 5, 1997
---------------------------
Clifton H. Morris, Jr.


                              Vice Chairman, President
                              and Chief Operationg Officer
/s/ Michael R. Barrington     and Director                      November 5, 1997
---------------------------
Michael R. Barrington


                              Vice Chairman and Chief
                              Financial Officer and Director
                              (Principal Financial and
/s/ Daniel E. Berce           Officer)                          November 5, 1997
---------------------------
Daniel E. Berce


                              Executive Vice President - Auto
/s/ Edward H. Esstman         Finance Division and Director     November 5, 1997
---------------------------
Edward H. Esstman


/s/ James H. Greer            Director                          November 5, 1997
---------------------------
James H. Greer


/s/ Kenneth H. Jones, Jr.     Director                          November 5, 1997
Kenneth H. Jones, Jr.


                              Director
---------------------------
Gerald W. Haddock


/s/ Douglas K. Higgins        Director                          November 5, 1997
---------------------------
Douglas K. Higgins

                              INDEX TO EXHIBITS


Exhibit
  No.                  Description of Exhibit
-------                ----------------------

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual
          Report on Form 10-K for the fiscal year ended June 30,
          1997).

 4.2 Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit 3.4 of the registrant's Annual
          Report on Form 10-K for the fiscal year ended
          June 30, 1997).

 4.3      Rights Agreement, dated August 28, 1997, between
          AmeriCredit Corp. and ChaseMellon Shareholder
          Services, L.L.C. (incorporated by reference to Exhibit 1 included in the Report on Form 8-K, dated August 28, 1997, filed by AmeriCredit Corp. with the Commission).

 4.4      Copy of Amendment No. 1 to the 1995 Omnibus Stock and
          Incentive Plan for AmeriCredit Corp.

 5.1      Opinion of Jenkens & Gilchrist, P.C.

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (see signature page of this Registration Statement).